UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)

Allen R. Hartman Hartman XX Holdings, Inc. Hartman vREIT XXI, Inc. Hartman Family Protection Trust LISA HARTMAN Charlotte Hartman VICTORIA HARTMAN MASSEY MARGARET HARTMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The persons identified on the cover page hereto (collectively, the “Hartman Group”) on June 3, 2025 filed a definitive proxy statement and an accompanying BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for, among other matters, (i) the election of directors that the Hartman Group has nominated for election at the next annual meeting of stockholders of Silver Star Properties REIT, Inc. (the “Company”) and (ii) the rejection of the Company’s alternate strategy proposal, and in favor of liquidating the Company’s assets in an orderly manner in accordance with the terms of its articles of incorporation and returning capital to stockholders.

On October 10, 2025, the Hartman Group distributed the following letter to shareholders:

Setting the Record Straight on Silver Star's Contradictory Actions

October 10, 2025

Dear Shareholders,

Contradiction: Audits vs. Legal Maneuvers

Silver Star insists they cannot hold the Annual Meeting until audited financial statements are completed. If completing the audit is truly the priority, why are they spending your money on court injunctions instead of completing that audit?

“Silver Star has been transparent about the reasons for the delay in holding its Annual Meeting… inclusion of audited financial statements is required under Exchange Act Rule 14a-3(b) and the cause of any postponement.” (Press Release 10/9/25)

What Silver Star Is Actually Doing:

They are asking a judge to:

1.	Void ALL blue proxy votes - erasing your vote entirely

2.	Postpone the election until December 31, 2025 - another delay

3.	Prohibit us from “any proxy solicitation" – silencing communication with you

They're using your money on legal maneuvers designed to either eliminate your vote or delay the meeting by months.

The Timeline Tells the Truth

Silver Star's has known the entire time that they needed a completed financial audit in order to solicit votes and received a letter from the SEC on June 23, 2025 informing them of this again. Now they have filed a lawsuit seeking to void your votes and silence shareholders. Their priorities are clear.

We remain focused on what matters:

•	Completing the long-delayed shareholder vote

•	Respecting and counting every BLUE vote cast

•	Communicating transparently with shareholders

•	Returning value to those who have waited years for their investment

If you have voted the BLUE card, thank you. Your vote stands and should be counted.

If you have not yet voted or if you voted the WHITE card, you can still vote the BLUE card. Your most recent vote is the one that counts.

Don't let legal maneuvers and delays silence your voice. Vote the BLUE card today.

See the attached proxy letter for more details. Click here to read the full letter.

Call us directly at (619) 664-4780 to vote for the BLUE card and for the return of your capital or vote the blue proxy from our online e-mail.

Sincerely,

Al Hartman

Hartman Shareholder Alliance

***

Additional Information

The Hartman Group has filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of the Hartman Group’s slate of highly qualified director candidates and the other proposals to be presented at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Silver Star Properties REIT, Inc. (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in the Hartman Group’s proxy solicitation. These materials and other materials filed by the Hartman Group with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website (http://www.sec.gov). The definitive proxy statement, the accompanying BLUE universal proxy card and other relevant documents filed by the Hartman Group with the SEC are also available, without charge, by contacting the Hartman Group’s proxy solicitor, InvestorCom LLC, at its toll-free number (877) 972-0090 or via email at Proxy@investor-com.com.